Exhibit 99.1

Bruno Wu

April 20, 2008

NextMart, Inc.

Room 1208 Oriental Plaza Bldg. W3

1 East Chang’an Avenue

Dongcheng District

Beijing, 100738 PRC

Resignation from Board of Directors

To NextMart’s Board of Directors,

I, Bruno Wu, hereby tender my resignation as Chairman of the Board of Directors of NextMart, Inc. effective immediately.

I confirm that my departure in no way reflects any disagreements with the Company on matters relating to the Company’s policies, operations or practices, and that I have no claims against NextMart Inc.. whatsoever whether in respect to fees, remuneration, or compensation for the loss of office.

Sincerely,

/s/ Bruno Wu

Bruno Wu

Exhibit 99.2

Huiliang Ren

April 20, 2008

NextMart, Inc.

Room 1208 Oriental Plaza Bldg. W3

1 East Chang’an Avenue

Dongcheng District

Beijing, 100738 PRC

Resignation from Board of Directors

To NextMart’s Board of Directors,

I, Huiliang Ren, hereby tender my resignation as CEO, Acting CFO, and director of the Directors of NextMart, Inc. effective immediately.

I confirm that my departure in no way reflects any disagreements with the Company on matters relating to the Company’s policies, operations or practices, and that I have no claims against NextMart Inc.. whatsoever whether in respect to fees, remuneration, or compensation for the loss of office.

Sincerely,

/s/ Huiliang Ren

Huiliang Ren